This Second Lien Secured Term Note is subject to the terms of that certain Subordination Agreement, dated as of March 13, 2014, between Lender, Hercules Technology Growth Capital, Inc., Glori Energy Inc. and Glori California Inc. (the “Subordination Agreement”)

SECOND LIEN SECURED TERM NOTE

March 13, 2014

For value received, GLORI ENERGY INC., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to the order of E.W. HOLDINGS INC., a corporation organized under the laws of Ontario, Canada (the “Lender”), in full in immediately available funds the principal amount of FOUR MILLION U.S. DOLLARS ($4,000,000) (or such other amount that may at any time be outstanding hereunder), on or prior to the Maturity Date, together with all fees and interest then due and payable under this Second Lien Secured Term Note (this “Note”).

All payments under this Note shall be made in lawful money of the United States, in immediately available funds and without set-off, deduction or counterclaim in accordance with Lender’s instructions.

1.    Definitions and Interpretation.

(a)          Definitions. Capitalized terms used but not defined herein shall have the following respective meanings:

“Acquisition” means the acquisition by GEP of the “Properties” as such term is defined in the Acquisition Agreement.

“Acquisition Agreement” means that certain Purchase and Sale Agreement, dated as of February 3, 2014, as amended, by and between Petro-Hunt, L.L.C., a Texas limited liability company, as Seller, and Glori Holdings Inc., a Delaware corporation, as Purchaser, evidencing the purchase and sale of certain oil and gas Properties, and other related Properties, by Glori Holdings Inc., and any ancillary documents executed therewith, as the same is contemplated to be assigned by Glori Holdings Inc. to GEP prior to the closing of the Acquisition.

“Affiliate” shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Business Day” shall mean any day on which commercial banks are not authorized or required to close in Houston, Texas or Toronto, Ontario, Canada.

“Change of Control” means any (i) reorganization, recapitalization, consolidation or merger (or similar transaction or series of related transactions) of any Obligor, sale or exchange of outstanding shares (or similar transaction or series of related transactions) of an Obligor in which the holders of such Obligor’s outstanding shares immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain shares representing more than fifty percent (50%) of the voting power of the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether such Obligor is the surviving entity, or (ii) sale or issuance by a Obligor of new shares of Preferred Stock of such Obligor to investors, none of whom are current investors in such Obligor, and such new shares of Preferred Stock are senior to all existing Preferred Stock and common stock with respect to liquidation preferences, and the aggregate liquidation preference of the new shares of Preferred Stock is more than fifty percent (50%) of the aggregate liquidation preference of all shares of Preferred Stock of such Obligor; provided, however, neither an Initial Public Offering nor a reorganization in which the stock of a Obligor is sold or transferred to another Obligor nor the conversion of any series of preferred stock of a Obligor existing on the date hereof shall constitute a Change in Control.

“Claim” shall mean any and all judgments, claims, causes of action, demands, lawsuits, suits, proceedings, investigations of Government Authorities or audits, losses, assessments, fines, penalties, administrative orders, obligations, costs, expenses, liabilities and damages (whether actual, consequential or punitive), including interest, penalties, reasonable attorney’s fees, disbursements and costs of investigations, deficiencies, levies, duties and imposts.

“Closing Date” shall mean the date on which this Note is executed and delivered by the Obligors and the Lender and all of the conditions precedent set forth in Section 6(a) shall have been satisfied (or waived by the Lender).

“Collateral” has the meaning given to it in Section 9(a).

“Default” shall mean an Event of Default or an event or condition which, with the giving of notice, lapse of time or upon a declaration or determination being made (or any combination thereof), would become an Event of Default.

“Default Interest Rate” shall mean a rate per annum equal to (i) three percent (3%), plus (ii) the interest rate then in effect pursuant to Section 3.

“Dollars” and “$” shall mean lawful money of the United States of America.

“Event of Default” shall have the meaning assigned to such term in Section 9.

“GEP” has the meaning assigned to such term in Section 8(a).

“Governmental Approvals” shall mean (a) any authorizations, consents, approvals, licenses, rulings, permits, tariffs, rates, certifications, filings, plans, variances, claims, orders, judgments, or decrees, or (b) any required notice or application to, any declaration of, or with, or any registration by, or with, any relevant Government Authority.

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“Government Authority” shall mean any foreign or domestic federal, state or local government or political subdivision thereof or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and having jurisdiction over the Person or matters in question.

“Government Rule” shall mean any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive, requirement of, or other governmental restriction or any similar binding form of decision of or determination by, or any binding interpretation or administration of any of the foregoing by, any Government Authority, including all common law, whether now or hereafter in effect.

“Hercules” means Hercules Capital Funding Trust 2012-1, acting through its authorized servicer Hercules Technology Growth Capital, Inc.

“Hercules LSA” means the Loan and Security Agreement, dated as of June 11, 2012, among the Borrower, Glori California Inc., Glori Holdings Inc., Glori Oil (Argentina) Limited and Hercules, as amended by Amendment No. 1 thereto dated as of June 27, 2013 and Amendment No. 2 thereto dated as of March 13, 2014, and as further amended, supplemented or modified from time to time and after giving effect to any consents, waivers or forbearances granted by Hercules thereunder from time to time.

“Initial Public Offering” means the initial offering of the Borrower’s common stock pursuant to a registration statement under the Securities Act of 1933 filed with and declared effective by the Securities and Exchange Commission.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.

“Loan” has the meaning assigned to such term in Section 2(a).

“Material Adverse Effect” means a material adverse effect upon: (i) the business, operations, properties, assets, prospects or condition (financial or otherwise) of the Obligors; or (ii) the ability of the Obligors to perform their obligations in accordance with the terms of this Note, or the ability of Lender to enforce any of its rights or remedies with respect to this Note; or (iii) the Collateral or Lender’s Liens on the Collateral or the priority of such Liens.

“Maturity Date” shall mean the earlier of (i) March 14, 2016; or (ii) the date on which the maturity of the Loan is accelerated pursuant to Section 10.

“Merger” means the business combination or consolidation of Infinity Cross Border Acquisition Corporation, a British Virgin Islands company, with and into the Glori Acquisition Inc., pursuant to the terms and subject to the conditions of the Merger Agreement.

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“Merger Agreement” means that certain Merger and Share Exchange Agreement, dated as of January 8, 2014, as amended by that certain First Amendment, dated as of February 20, 2014, as further amended, supplemented, or modified, by and between Infinity Cross Border Acquisition Corporation, a British Virgin Islands company, as the Parent, Glori Acquisition Inc., as the Purchaser, Glori Merger Subsidiary, Inc., a Delaware corporation, as Merger Sub, Infinity-C.S.V.C Management Ltd., as the INXB Representative, and the Borrower, as the Company.

“Obligors” shall mean, collectively, the Borrower and Glori California Inc., a Delaware corporation (which is an Obligor hereunder solely for purposes of Sections 7(b), 7(c), 7(d) and 9).

“Permitted Lien” shall mean (a) any liens created pursuant to this Note, (b) liens imposed by Government Rule for taxes that are not yet due or that are being contested in good faith by the Borrower and that are secured by a bond acceptable to the Lender, (c) carrier’s, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like liens imposed by Government Rule, arising in the ordinary course of business and securing obligations that are not overdue by more than ninety (90) days or that are being contested in good faith by the Borrower; (d) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (e) cash deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (f) liens created by the Hercules LSA; (f) any liens given on the capital stock or other equity interest held by Glori Holdings Inc. in GEP to Stellus Capital Investment Corporation and (g) such other liens or imperfections in title that would not, individually or in the aggregate, materially detract from the value or use of the subject assets.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.

“Preferred Stock” shall mean at any given time any equity security issued by an Obligor that has any rights, preferences or privileges senior to such Obligor’s common stock.

“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Subsidiary” means an entity, whether corporate, partnership, limited liability company, joint venture or otherwise, in which a Borrower owns or controls 50% or more of the outstanding voting securities, but specifically excluding GEP. For the avoidance of doubt it is agreed that GEP shall not be treated as a “Subsidiary” for the purposes of the covenants set forth in Section 8 of this Note.

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(b)          Certain Rules of Interpretation. In this Note, unless otherwise indicated, the singular includes the plural and plural the singular; words importing any gender include the other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to “writing” include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words “including,” “includes” and “include” shall be deemed to be followed in each instance by the words “without limitation”; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Note; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to such agreements or instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of this Note); and references to Persons include their respective permitted successors and assigns and, in the case of any government authorities, Persons succeeding to their respective functions and capacities.

2.     Loan; Prepayments.

(a)          The Lender agrees, on and subject to the terms and conditions set forth in this Note, including the satisfaction by the Borrower, or the waiver by the Lender, of the conditions precedent set forth in Section 6, to make a loan to the Borrower on the Closing Date in an amount equal to $4,000,000 (the “Loan”).

(b)          Subject to the provisions of Section 2(d), the Borrower may, at its option, upon not less than three (3) days’ advance written notice, prepay at any time, all, or from time to time any part of, the principal amount of this Note.

(c)          Subject to the provisions of Section 2(d), no later than the sixtieth (60th) day after any of the following events, the Borrower shall prepay the principal amount of this Note in full (with respect to the events described in the following clauses (i), (ii) and (iii)) or in an amount equal to the net proceeds received by the Borrower (with respect to the events in described in the following clauses (iv) and (v)) upon: (i) consummation of the Merger; (ii) a Change of Control; (iii) a termination of the Merger Agreement prior to consummation of the Merger; (iv) a sale or other issuance of any equity or debt securities of the Borrower; provided, that the proceeds thereof shall first be applied to the amounts outstanding under the Hercules LSA to the extent required by the Hercules LSA and any remaining proceeds shall be applied to payment hereunder; and (v) a sale, transfer, conveyance, condemnation, casualty event relating to or assignment in any fiscal year of $50,000 or more of the assets of the Borrower (other than sales of Property permitted hereunder and casualty events fully covered by insurance)); provided, that the proceeds thereof shall first be applied to amounts outstanding under the Hercules LSA to the extent required by the Hercules LSA and any remaining proceeds shall be applied to payment hereunder. In addition thereto and subject to the provisions of Section 2(d), in the event either of the following shall occur, the Borrower shall prepay this Note in full: (A) the Acquisition is not consummated within 60 days after the Closing Date or (B) Lender does not receive on or prior to March 31, 2014, the audited consolidated financial statements of the Borrower and its Subsidiaries.

(d)          Optional prepayments pursuant to Section 2(b) and mandatory prepayments pursuant to Section 2(c) shall be made at the following percentages of principal amount of this Note so prepaid (herein referred to as the “Prepayment Percentage”) set forth in the following chart, together with unpaid interest on the amount so prepaid.

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Date of Prepayment	Applicable Prepayment Percentage
From the Closing Date through the date that is 6 calendar months following the Closing Date	110.0%
From the date that is more than 6 calendar months following the Closing Date through the date that is 8 calendar months following the Closing Date	106.0%
From and after the date that is 8 months following the Closing Date	103.0%

3.    Interest. The Borrower hereby agrees to pay to the Lender interest on the unpaid principal amount of the Loan for the period from and including the date of the Loan is made to and including the date the Loan shall be paid in full at the rate equal to (a) twelve percent (12%) per annum from the Closing Date until the six (6) month anniversary of the Closing Date, and (b) twenty percent (20%) per annum thereafter. Accrued interest on the Loan shall be payable (a) quarterly in arrears on the last day of each calendar quarter, commencing March 31, 2014, (b) upon the payment or prepayment of the Loan (but only on the principal amount so paid or prepaid), and (c) upon the Maturity Date, except that interest payable at the Default Interest Rate shall be payable from time to time on demand. Interest on the Loan and on other obligations of the Borrower shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day and including the last day) occurring in the period for which payable.

4.    Repayment of the Loan. The Borrower shall repay the entire outstanding principal amount of the Loan, interest and other amounts then due under this Note on the Maturity Date.

5.    Payment of the Closing Fee. In consideration for funding the Loan, the Borrower shall pay to the Lender in cash out of the proceeds of the Loan a fee equal to two percent (2.00%) of the principal amount of the Loan made on the Closing Date ($80,000), which fee shall be shall be due and payable on the Closing Date (the “Closing Fee”).

6.    Conditions Precedent. The occurrence of the Closing Date and the obligation of the Lender to make the Loan under this Note are subject to the receipt by the Lender of each of the agreements and other documents, and the satisfaction of each of the conditions precedent, set forth below, each of which, if applicable, shall be in form and substance satisfactory to the Lender in its sole discretion (unless in each case waived by the Lender):

(a)          receipt by the Lender of this Note duly authorized, executed and delivered by the Borrower and the Lender;

(b)          the Lender shall be satisfied that the Borrower has received all necessary Governmental Approvals necessary to execute and deliver this Note on or prior to the Closing Date, if any, and copies of any such Governmental Approvals shall be furnished to Lender; and

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(c)          the Lender shall be satisfied that this Note is secured by a perfected Lien on the Collateral second in priority only to the liens securing the Hercules LSA and Permitted Liens, including the filing of any UCC-1 financing statements with the Secretary of State of the State of Delaware.

(d)          the representations and warranties set forth in Section 7 shall be true and correct in all material respects as of the Closing Date;

(e)          as of the Closing Date no Default shall have occurred or be continuing or would result from the consummation of the transactions contemplated to occur on the Closing Date;

(f)          the Lender shall have received results of uniform commercial code searches conducted in the office of the Secretary of State of the State of Delaware with respect to the Obligors;

(g)          the Lender shall have received payment of the Closing Fee;

(h)          the Lender shall have received the Subordination Agreement executed and delivered by Hercules and the Obligors.

(i)          the Lender shall have received a certificate of the President, Chief Financial Officer, or Secretary of the Obligors setting forth (i) resolutions of such Obligor’s board of directors with respect to the authorization of such Obligor to execute and deliver this Note and to enter into and perform the transactions contemplated herein, (ii) the officers of such Obligor (A) who are authorized to sign this Note and (B) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Note and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) the certificate of incorporation and bylaws, as amended through the Closing Date, of such Obligor certified as being true and complete.

(j)          the Lender shall have received certificates of good standing as of a recent date from the Secretary of State of the State of Delaware as to the Obligors;

(k)          the Lender shall have received an opinion of counsel of Andrews Kurth LLP, special counsel to the Obligors;

(l)          the Lender shall have received a copy of the written consent or affirmative vote of the holders of at least 66-2/3% of the then outstanding shares of Series C-1 Preferred Stock, Series C Preferred Stock and Series B Preferred Stock of the Borrower, voting together as a single class, to the issuance by the Borrower of this Note; and

(m)          The Lender shall have received such other documents, certificates and instruments relating to this Note or the transactions contemplated hereby or thereby as the Lender shall reasonably request.

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7.     Representations.

(a)          The Borrower represents and warrants to the Lender as of Closing Date that the representations and warranties of the Borrower set forth in Section 5 of the Hercules LSA as in effect on the date hereof are true and correct in all material respects as of the date of this Note.

(b)          Each Obligor represents and warrants that it has the legal capacity and full power and authority to (i) execute and deliver this Note, (ii) grant to the Lender a second-priority security interest in the Collateral (subject to Permitted Liens), and (iii) perform all of its obligations under this Note

(c)          Each Obligor represents and warrants that the execution and delivery by such Obligor of this Note and the performance by such Obligor of all of its obligations hereunder: (i) will not violate or be in conflict with any term or provision of (x) any Government Rule (including, without limitation, any applicable usury or similar laws), or (y) any judgment, order, writ, injunction, decree or consent of any court or other judicial authority applicable to such Obligor or to its Property; (ii) will not violate, be in conflict or inconsistent with, result in a breach of or constitute a default (with or without the giving of notice or the passage of time or both) under any term or provision of any document, agreement or instrument to which such Obligor is a party; and (iii) except as specifically contemplated by this Note, will not result in the creation or imposition of any Lien upon any of the assets and Properties of such Obligor. This Note has been duly authorized, executed and delivered and is a legal, valid and binding obligation of such Obligor, enforceable against it in accordance with its respective terms and provisions, except as such enforceability may be affected by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors rights generally and the application of general principles of equity.

(d)          Each Obligor represents and warrants that there are no actions, suits, investigations or proceedings (whether or not purportedly on behalf of it) pending or, to such Obligor’s knowledge, threatened at law, in equity, in arbitration or by or before any other authority involving or affecting: (i) such Obligor that, if adversely determined, are likely to have a Material Adverse Effect; (ii) any material part of its assets or Properties; or (iii) any of the transactions contemplated in this Note. Such Obligor is not in default with respect to any judgment, order, writ, injunction, decree or consent of any court or other judicial authority applicable to it or its Property.

8.    Covenants. The Borrower hereby covenants and agrees that at all times until the date on which the Lender shall have received indefeasible payment in full in cash of the aggregate outstanding principal amount of the Loan plus accrued interest on such amounts and all fees related thereto:

(a)          It shall not, and shall not allow any of its other Affiliates to, use the proceeds of the Loan for any purpose other than for the payment or reimbursement of (i) the formation of a new, indirect, wholly-owned subsidiary of the Borrower named Glori Energy Production Inc. (“GEP”), (ii) the funding of GEP for the purpose of allowing GEP to consummate the Acquisition, (iii) the Closing Fee, and (iv) the Borrower’s and Lender’s legal fees incurred in connection with this Note and the transactions described herein and Borrower’s other closing costs.

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(b)          It shall provide Lender with true and complete copies of all notices, communications, financial statements, certificates, reports, filings, budgets and other items and documents that Borrower is required to provide Hercules under the Hercules LSA as in effect at the date hereof, in each case promptly after provision thereof to Hercules. In addition, the Borrower shall make available to Lender on a confidential basis (to the extent permitted by applicable securities laws and regulations) all filings and formal communication with the Securities and Exchange Commission, Infinity Cross Border Acquisition Corporation and other events which may be material to the Merger.

(c)          It shall maintain and preserve its existence as a corporation in the jurisdiction of its organization and remain duly qualified to do business as a foreign corporation in all places where necessary in light of the business it conducts and intends to conduct and the Property it owns and intends to conduct and own and in light of the transactions contemplated by this Note.

(d)          Borrower shall at all times keep the Collateral free and clear from any legal action reasonably expected to have a material adverse effect on such Collateral or Liens whatsoever (except for Permitted Liens), and shall give Lender prompt written notice of any such legal action affecting the Collateral, or any Liens thereon. Borrower shall at all times keep the Intellectual Property (as defined by reference to Section 9 below) free and clear from any Liens (except for Permitted Liens), and shall give Lender prompt written notice of any Liens thereon. Borrower shall cause its Subsidiaries to protect and defend such Subsidiary’s title to its assets from and against all Persons claiming any interest adverse to such Subsidiary, and Borrower shall cause its Subsidiaries at all times to keep such Subsidiary’s property and assets free and clear from any legal action reasonably expected to have a material adverse effect on such property or assets or Liens whatsoever (except for Permitted Liens), and shall give Lender prompt written notice of any such legal action affecting such Subsidiary’s assets. Borrower shall not agree with any Person other than Hercules and Lender not to encumber its property.

(e)          It shall comply in all material respects with all Government Rules., except for where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

(f)          It shall comply with (i) Sections 7.3, 7.10, 7.13, 7.15 and 7.16 set forth in the Hercules LSA as in effect on the date hereof and (ii) each of the negative covenants set forth in the Hercules LSA in each case to the extent required by the Hercules LSA as in effect on the date hereof (i.e., Sections 7.4 (Indebtedness), 7.6 (Investments), 7.7 (Distributions), 7.8 (Transfers), 7.9 (Mergers or Acquisitions), 7.11 (Corporate Changes) and 7.14 (Capital Expenditures); provided, that the Borrower shall have the right to incur additional unsecured indebtedness without the consent of the Lender. In addition, in no event shall the Borrower (a) guarantee the payment of any bank debt or similar financing extended to Glori Holding Inc. (other than with respect to the obligations of the Borrower under the Hercules LSA) or GEP, and (b) grant any liens or security interests on any of its assets to secure the payment of any such debt or financing (other than liens and security interests granted by the Borrower pursuant to the Hercules LSA).

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9.    Security Interest.

(a)          As security for the prompt, complete and indefeasible payment when due (whether on the payment dates or otherwise) of all the Borrower’s obligations under this Note (whether now existing or hereafter arising), each Obligor grants to Lender a security interest in all of such Obligor’s right, title and interest in and to the following personal Property whether now owned or hereafter acquired (collectively, the “Collateral”): (a) Receivables; (b) Equipment; (c) Fixtures; (d) General Intangibles (other than Intellectual Property); (e) Inventory; (f) Investment Property (but excluding thirty-five percent (35%) of the capital stock of any foreign Subsidiary); (g) Deposit Accounts; (h) Cash; (i) Goods, and other tangible and intangible personal Property of such Obligor whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, such Obligor and wherever located; and, to the extent not otherwise included, all proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing; and excluding all Intellectual Property. Each Obligor shall not permit a Lien to exist on its Intellectual Property (other than Permitted Liens) without the prior written consent of Lender. The Collateral shall include all proceeds from the sale of all Intellectual Property outside the ordinary course of business and all other rights arising out of Intellectual Property, excluding the Intellectual Property itself. Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the proceeds from the sale of such Intellectual Property, at the time of a sale, then the Collateral shall automatically, and effective as of the date of this Agreement, include the Intellectual Property to the extent necessary to permit perfection of Lender’s security interest in the sales proceeds of Intellectual Property.

(b)          Unless otherwise defined in this Note, capitalized terms used in Section 9(a) shall have the respective meanings assigned to such terms in the Hercules LSA (as in effect on the date hereof, a copy of which is attached hereto and is incorporated by reference) and any items of classes of Collateral referred to above not so defined shall have the meanings assigned to such terms in the New York Uniform Commercial Code.

(c)          The Borrower shall use its commercially reasonable efforts no later than 60 days after the Closing Date to (i) cause any deposit account control agreements in effect with respect to any of Borrower’s Deposit Accounts to be amended on terms reasonably satisfactory to the Lender to provide that Lender shall have “control” (within the meaning of Section 9-104(a) of the New York Uniform Commercial Code) over such Deposit Accounts effective after the Hercules LSA has been paid in full, and (ii) cause insurance certificates to be issued to the Lender in accordance with Section 16(b).

10.         Events of Default. If any of the following events, conditions or circumstances (each, an “Event of Default”) shall occur and be continuing:

(a)          The Borrower shall default in the payment when due of any principal of the Loan, or default in the payment when due of any interest on the Loan or the Closing Fee or any other amount payable by it under this Note; or

(b)          Any representation or warranty made by the Borrower in this Note, or in any certificate furnished pursuant to any such document, shall prove to have been incorrect in any material respect as of the date made; or

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(c)          The Borrower breaches or defaults in the performance of any covenant or obligation under this Note (except set forth in Section 10(a)), and (i) with respect to a default under any covenant under this Note (other than Sections 16(a), 16(c) or 8(d), or Sections 7.6, 7.7, 7.8 7.9 or 7.16 of the Hercules LSA as in effect on the date hereof) such default continues for more than fifteen (15) days after the earlier of the date on which (A) Lender has given notice of such default to Borrower and (B) Borrower has actual knowledge of such default; or (ii) with respect to a default under any of Sections 16(a), 16(c) or 8(d), or Sections 7.6, 7.7, 7.8 7.9 or 7.16 of the Hercules LSA as in effect on the date hereof, the occurrence of such default.

(d)          The Borrower (i) shall admit in writing its inability to pay its debts as its debts become due; (ii) shall make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for its or a substantial part of its assets; (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law; (iv) shall have had any such petition filed, or any such proceeding shall have been commenced against it, in which an adjudication is made or order for relief is entered or which remains undismissed for a period of forty-five (45) days; (v) shall have had a receiver, custodian or trustee appointed for all or a substantial part of its Property; or (vi) shall take any action effectuating, approving or consenting to any of the events described in clauses (i) through (v); or

(e)          This Note shall for any reason cease to create a valid and perfected security interest, except as a result of the existence of Permitted Liens, in and to the collateral purported to be subject to this Note or shall cease to be in full force and effect or shall be declared null and void, as applicable, or any Lien in favor of the Lender under this Note shall at any time cease to constitute a valid and perfected Lien in the Collateral (subject to Permitted Liens) to the Lender; or

(f)          An Event of Default under (and as defined in) the Hercules LSA shall have occurred and be continuing and Hercules shall not have waived such Event of Default; or

(g)          A final judgment or judgments for the payment of money in excess of $175,000 in the aggregate shall be rendered by one or more Government Authorities, arbitral tribunals or other bodies having jurisdiction of the Borrower and the same shall not be discharged (or provision shall not be made for such discharge), dismissed or stayed, within 10 days from the date of entry of such judgment or judgments; in the case of more than one judgment within 10 days from the date of entry of the last such judgment; and

THEN, the Lender (i) may, by notice to the Borrower, declare the entire unpaid principal amount of the Loan made under this Note and all other amounts payable under this Note immediately due and payable, whereupon the same shall become and be forthwith due and payable without presentment, demand, protest or further notice or other formalities of any kind, all of which are hereby expressly waived by the Borrower hereby, provided that in the case of an Event of Default described in Section 9(d), the unpaid principal amount of the Loan under this Note, interest and other amounts payable under this Note shall become immediately due and payable, and (ii) may exercise any of its rights, privileges and remedies at law or in equity with respect to the Collateral, including without limitation, the right to collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation, in such order as Lender may elect, and to apply the proceeds thereof in such order as Lender may elect.

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11.         Expenses. The Borrower agrees hereby to reimburse the Lender for all reasonable third-party costs, expenses and charges, including, without limitation, reasonable fees and charges of legal counsel, consultants and advisors to the Lender incurred by the Lender in connection with the preparation, negotiation, performance, administration or enforcement (including in any work-out, restructuring or bankruptcy proceeding) of this Note or the defense or prosecution of any rights of the Lender hereunder; provided, that if the transactions described in this Note fail to close such amount shall not exceed $25,000.

12.         Governing Law, Etc. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

13.         ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS NOTE, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE THERETO.

14.         Waiver of Jury Trial. THE PARTIES HERETO IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE GOVERNMENT RULE, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

15.         Assignments. This Note shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that the Borrower may not assign or transfer its rights or obligations under this Note without the prior written approval of the other Lender.

16.         Insurance; Indemnification.

(a)          Coverage. Borrower shall cause to be carried and maintained commercial general liability insurance, on an occurrence form, against risks customarily insured against in Borrower’s line of business, but in no event less than set forth in this Section 16(a). Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability per the terms of the indemnification agreement found in Section 16(c). Borrower must maintain a minimum of $2,000,000 of commercial general liability insurance for each occurrence. Borrower has and agrees to maintain a minimum of $2,000,000 of directors and officers’ insurance for each occurrence and $5,000,000 in the aggregate. So long as there are any obligations under this Note outstanding, Borrower shall also cause to be carried and maintained insurance upon the Collateral, insuring against all risks of physical loss or damage howsoever caused, in an amount not less than the full replacement cost of the Collateral, provided that such insurance may be subject to standard exceptions and deductibles. Borrower shall also carry and maintain a fidelity insurance policy in an amount not less than $100,000 and maintain a title insurance policy with respect to the oil and gas Properties.

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(b)          Certificates. As provided in Section 9(c) and thereafter upon request, Borrower shall deliver to Lender certificates of insurance that evidence Borrower’s compliance with its insurance obligations in Section 16(a) and the obligations contained in this Section 16(b). Borrower’s insurance certificate shall state Lender is an additional insured for commercial general liability, an additional insured and a lender loss payee for all risk property damage insurance, subject to the insurer’s approval, a loss payee for fidelity insurance, and a lender loss payee for property insurance and additional insured for liability insurance for any future insurance that Borrower may acquire from such insurer. Attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance and fidelity. All certificates of insurance will provide for a minimum of thirty (30) days advance written notice to Lender of cancellation. Any failure of Lender to scrutinize such insurance certificates for compliance is not a waiver of any of Lender’s rights, all of which are reserved.

(c)          Indemnity. Borrower agrees to indemnify and hold harmless the Indemnified Persons from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable attorneys’ fees and disbursements and other reasonable costs of investigation or defense (including those incurred upon any appeal), that may be instituted or asserted by a third party against and incurred by such Indemnified Person as the result of credit having been extended, suspended or terminated under this Note or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of the Collateral, excluding in all cases claims resulting primarily from Lender’s gross negligence or willful misconduct. “Indemnified Persons” means Lender and its officers, directors, employees, agents, representatives and shareholders. Borrower agrees to pay, and to save Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes (excluding taxes imposed on or measured by the net income of Lender) that may be payable or determined to be payable with respect to any of the Collateral or this Note.

17.         Miscellaneous.

(a)          The provisions of this Note are intended to be severable. If for any reason any provisions of this Note shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions thereof in any jurisdiction.

(b)          No amendment, modification, supplement or waiver of any provision of this Note nor consent to departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed the Borrower and the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The captions and section headings appearing in this Note are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Note.

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(c)          This Note shall remain in full force and effect and continue to be effective if any petition is filed by or against either Obligor for liquidation or reorganization, if either Obligor becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of either Obligor’s assets, or if any payment or transfer of Collateral is recovered from Lender. This Note and the obligations hereunder and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Loan or any transfer of Collateral to Lender, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Lender or by any obligee of the Loan, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, this Note and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to Lender in cash.

(d)          This Note and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

(e)          No provisions of this Note are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any Person other than Lender and Obligors unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of this Note will be personal and solely between the Lender and the Obligors.

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IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and delivered as of the day and year first above written.

GLORI ENERGY INC.

By:
Name:
Title:

GLORI CALIFORNIA INC. (executing this Note solely for purposes of Sections 7(b), 7(c), 7(d) and 9 above)

By:
Name:
Title:

Address for Notices:

GLORI ENERGY INC.
Attention: Victor M. Perez, Chief Financial Officer
4315 South Drive
Houston, Texas 77053
Facsimile: 713-237-8585
Telephone: 832-412-1432
E-mail: VPerez@glorienergy.com

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E.W. HOLDINGS INC.

By:
Name:
Title:

Address for Notices:

EW Holdings Inc.
625 Cochrane Drive
Suite 801
Markham, Ontario
L3R

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